SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[_]	Preliminary Information Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

John Hancock Collateral Investment Trust

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

JOHN HANCOCK COLLATERAL INVESTMENT TRUST

101 Huntington Avenue
Boston, Massachusetts 02199-7603

March 5, 2013

Dear Shareholders:

The enclosed Information Statement discusses an action that has been taken with respect to John Hancock Collateral Investment Trust (the “Fund”). On December 12, 2012, the Fund’s shareholders unanimously elected Harlan D. Platt, John A. Frabotta and William P. Callan. Jr. to serve as Trustees of the Fund.

We Are Not Asking for a Proxy and You are Requested Not To Send Us a Proxy.

If you have any questions regarding the Information Statement, please contact the Fund at 1-800-225-5291.

Sincerely,

/s/ Carolyn M. Flanagan
Carolyn M. Flanagan
Secretary
John Hancock Collateral Investment Trust

JOHN HANCOCK COLLATERAL INVESTMENT TRUST

101 Huntington Avenue
Boston, Massachusetts 02199-7603

INFORMATION STATEMENT

ELECTION OF TRUSTEES

INTRODUCTION

This Information Statement provides information regarding the unanimous election by the shareholders of John Hancock Collateral Investment Trust (the “Fund”) of Harlan D. Platt, John A. Frabotta and William P. Callan. Jr. to serve as Trustees of the Fund.

The Fund. The Fund is a no-load, open-end investment management company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Only certain investment companies advised by John Hancock Asset Management a division of Manulife Asset Management (US) LLC (“JHAM” or the “Adviser”), the investment adviser to the Fund, or by one of its affiliates, that are “accredited investors” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), may invest in the Fund. In addition, a nominal amount of shares are owned by the Fund’s transfer agent, John Hancock Signature Services, Inc. (the “Transfer Agent”).

Investment Management. JHAM serves as investment adviser to the Fund. Pursuant to an investment advisory agreement with the Fund, the Adviser is responsible for, among other things, administering the business and affairs of the Fund. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The offices of the Adviser are located at 101 Huntington Avenue, Boston, Massachusetts 02199-7603. The Adviser’s ultimate controlling parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.

The Fund is Not Asking for a Proxy and You are Requested Not To Send Us a Proxy. The Fund will bear the expenses incurred in connection with preparing this Information Statement.

Annual and Semi-Annual Reports. The Fund will furnish, without charge, a copy of its most recent annual and semi-annual reports to any shareholder upon request. To obtain a report, please call the Fund at 1-800-225-5291.

As of December 12, 2012, no single shareholder of the Fund was the beneficial or record owner of 5% or more of the Fund’s shares. In addition, the Fund’s officers and Trustees did not own any shares of the Fund as of such date.

ELECTION OF TRUSTEES

Overview

At a meeting on August 15, 2012, the Board of Trustees of the Fund (the “Board”) voted to approve the nomination of Harlan D. Platt, John A. Frabotta and William P. Callan. Jr. to serve as Trustees of the Fund. Messrs. Platt and Frabotta, who have served as Trustees of the Fund since 2009, were nominated to continue to serve as “Independent Trustees” of the Fund, i.e., as Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund. Because of his position with an affiliate of the Adviser, Mr. Callan, who had not previously served on the Board, is considered an “interested person” of the Fund (the “Non-Independent Trustee”).

1

As noted above, with the exception of a nominal amount of shares owned by the Transfer Agent, only certain investment companies advised by the Adviser, or by one of its affiliates, that are “accredited investors” within the meaning of Regulation D under the Securities Act, may invest in the Fund (collectively, “Affiliated Funds”). On December 12, 2012 each Affiliated Fund and the Transfer Agent approved the election of Messrs. Platt, Frabotta and Callan to serve as Trustees of the Fund, effective as of the same date.

Information Concerning the Trustees

The business and affairs of the Fund are managed under the direction of Board. The following table presents certain information regarding the Trustees, including their principal occupations which, unless specific dates are shown, are of at least five years’ duration. In addition, the table includes information concerning other directorships held by each Trustee in other registered investment companies or publicly traded companies. Information is listed separately for the Independent Trustees and the Non-Independent Trustee. Each Trustee’s business address is 101 Huntington Avenue, Boston, Massachusetts 02199-7603.

Independent Trustees

Name (Birth Year)	Position with the Fund (Since)	Principal Occupation(s) and Other Directorships During the Past 5 Years	Number of John Hancock Funds Overseen by Trustee
Harlan D. Platt (1950)	Chairman since 2009	Professor of Finance, Northeastern University College of Business Administration (since 1980); Director, Republic Financial Corporation (since 2005); Advisory Board Member, Millennium Custodial Trust, 2010– Present; Director and Audit Committee Member, CypressTree Alternative Income Fund Inc. (2003–2004); Director and Audit Committee Member, Prospect Street Debt Strategies Fund Inc. (1999–2003); Director and Audit Committee Chairman, VSI Enterprises, Inc. (1998–2000); Director and Audit Committee Member, Prospect Street High Income Portfolio Inc. (1988–2000).	1
John A. Frabotta (1942)	Trustee since 2009	Retired. Former founding partner and Chief Investment Officer of Cypress Tree Investment Management, LLC (1988–2009); Head of High Yield Research at Merrill Lynch, Pierce, Fenner & Smith (1979–1988).	1

2

Non-Independent Trustee

Name (Birth Year)	Position with the Fund (Since)	Principal Occupation(s) and Other Directorships During the Past 5 Years	Number of John Hancock Funds Overseen by Trustee
William P. Callan, Jr. (1961)	Trustee since 2012	Retired (since 2013); President (1993–2012), Declaration Management & Research LLC (“Declaration”), an independent wholly owned subsidiary of Manulife. Mr. Callan helped form Declaration in 1989. Prior to joining Declaration, Mr. Callan was a Vice President and member of the Mortgage Products Group of Merrill Lynch Capital Markets, starting his career there in 1984.	1

Principal Officers

The following table presents information regarding the current principal officers of the Fund, including their principal occupations which, unless specific dates are shown, are of at least five years’ duration. Each of the officers is an affiliated person of the Adviser. All of the officers listed are officers or employees of the Adviser or its affiliates. Some of the officers also may be officers of one or more of the other funds for which the Adviser or its affiliates serve as investment adviser.

Name (Birth Year)	Position(s) with the Fund (Since)	Principal Occupation(s) During the Past 5 Years
Barry H. Evans (1960)	President and Chief Executive Officer since 2009	President, Chief Investment Officer, Global Fixed Income & Country Head, US, JHAM; member of JHAM’s Senior Investment Policy Committee.
Carolyn M. Flanagan (1967)	Secretary and Chief Legal Officer since 2009	Vice President and General Counsel, JHAM.
William E. Corson (1956)	Chief Compliance Officer since 2009	Vice President and Chief Compliance Officer, JHAM (since 2008); Chief Compliance Officer, Aladdin Capital Management (until 2008).
Charles A. Rizzo (1957)	Chief Financial Officer since 2009	Vice President, John Hancock Financial Services (since 2008); Senior Vice President, John Hancock Advisers, LLC and John Hancock Investment Management Services, LLC (since 2008); Chief Financial Officer, John Hancock retail funds, John Hancock Funds II and John Hancock Variable Insurance Trust (since 2007).
Michael J. Leary (1965)	Treasurer since 2009	Assistant Vice President, John Hancock Financial Services (since 2007); Treasurer, John Hancock Funds II and John Hancock Variable Insurance Trust (since 2009); Treasurer, John Hancock retail funds (2009–2010); Vice President, John Hancock Advisers, LLC and John Hancock Investment Management Services, LLC (since 2007); Assistant Treasurer, John Hancock retail funds (2007–2009 & 2010), John Hancock Funds II and John Hancock Variable Insurance Trust (2007–2009) and John Hancock Funds III (since 2009).

3

The business address of Mr. Evans, Ms. Flanagan and Mr. Corson is 101 Huntington Avenue, Boston, Massachusetts 02199-7603. The business address of Messrs. Rizzo and Leary is 601 Congress Street, Boston, Massachusetts 02110.

Leadership Structure and Board of Trustees.

Additional Information about the Trustees

In addition to the description of each Trustee’s Principal Occupation(s) and Other Directorships set forth above, the following provides further information about each Trustee’s specific experience, qualifications, attributes or skills. The information in this section should not be understood to mean that any of the Trustees is an “expert” within the meaning of the federal securities laws.

The Board believes that the different perspectives, viewpoints, professional experience, education, and individual qualities of each Trustee represent a diversity of experiences and a variety of complementary skills that are directly pertinent to the supervision of the Fund and its service providers. It is the Trustees’ belief that this allows the Board, as a whole, to oversee the business of the Fund in a manner consistent with the best interests of the Fund’s shareholders. When considering potential nominees to fill vacancies on the Board, and as part of its annual self-evaluation, the Board reviews the mix of skills and other relevant experiences of the Trustees.

Harlan D. Platt — In his capacity as Professor of Finance at Northeastern University, Mr. Platt has developed extensive experience reviewing and assessing both financial markets in general, as well as the financial risks that affect businesses in general, and issuers and investors in debt securities in particular. Mr. Platt is the author of treatises on the bankruptcy and turnaround process, the development of junk bonds, and the causes of corporate failures. Mr. Platt also has published academic research on credit risk and yield differentials in the corporate debt markets. Mr. Platt also has experience serving on audit committees of other entities.

John A. Frabotta — Mr. Frabotta has direct experience with asset-backed securities and other structured financial instruments of the type typically utilized by money market funds. Through his service as Head of High Yield Research at Merrill Lynch, Pierce, Fenner & Smith, Mr. Frabotta has developed familiarity with credit analysis, credit risk and other factors affecting fixed-income instruments. At Cyprus Tree Investment Management Company, Mr. Frabotta applied his credit experience to managing portfolios of leveraged loans and high yield bonds, including the development and launch of collateralized debt obligation pools and collateralized loan obligation pools. Mr. Frabotta also has experience in serving on audit committees of other entities, including experience in the design and implementation of internal accounting controls.

William P. Callan, Jr. — By virtue of his position as former President of Declaration, Mr. Callan is familiar with the day-to-day operations of registered investment company portfolios. Mr. Callan was primarily responsible for overseeing Declaration's portfolio management operations, research and product development and served as the Chairman of Declaration's Investment Committee. In his prior position at Merrill Lynch, Mr. Callan was involved in structuring and issuing tax-exempt and taxable mortgage securities investments.

Duties of Trustees

The Fund is organized as a Massachusetts business trust. Under the Declaration of Trust, the Trustees are responsible for managing the affairs of the Fund, including the appointment of advisers and subadvisers. Each Trustee has the experience, skills, attributes or qualifications described above (see “Principal Occupation(s) and Other Directorships” and “Additional Information about the Trustees” above). The Board appoints officers who assist in managing the day-to-day affairs of the Fund. The Board met five times during the latest fiscal year.

4

The Board has appointed an Independent Trustee as Chairman. The Chairman presides at meetings of the Trustees and may call meetings of the Board and any Board committee whenever he deems it necessary. The Chairman participates in the preparation of the agenda for meetings of the Board and the identification of information to be presented to the Board with respect to matters to be acted upon by the Board. The Chairman also acts as a liaison with the Fund’s management, officers, attorneys, and other Trustees generally between meetings. The Chairman may perform such other functions as may be requested by the Board from time to time. Except for any duties specified in this Information Statement or pursuant to the Fund’s Declaration of Trust or By-laws, or as assigned by the Board, the designation of a Trustee as Chairman does not impose on that Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on any other Trustee, generally. The Board has designated a standing committee as further described below. The Board also designates working groups or ad hoc committees as it deems appropriate.

The Board believes that this leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview, and it allocates areas of responsibility among a committee or working groups of Trustees and the full Board in a manner that enhances effective oversight. The Board considers leadership by an Independent Trustee as Chairman to be integral to promoting effective independent oversight of the Fund’s operations and meaningful representation of the shareholders’ interests. Nevertheless, the Board also believes that having an interested person (or interested persons) serve on the Board brings corporate and financial viewpoints that are, in the Board’s view, crucial elements in its decision-making process. In addition, the Board believes that Mr. Callan provides the Board with the Adviser’s perspective in managing and sponsoring the Fund. The leadership structure of the Board may be changed, at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Fund.

Board Committee

The Board has one standing committee: the Audit Committee. The Audit Committee consists exclusively of the Independent Trustees. The Board has adopted a written charter for the Audit Committee. The Audit Committee recommends to the Board auditors for the Fund, monitors and oversees the audits of the Fund, communicates with both independent auditors and internal auditors on a regular basis and provides a forum for the auditors to report and discuss any matters they deem appropriate at any time. The Audit Committee held two meetings during the Fund’s last fiscal year. The Audit Committee has designated Mr. Frabotta as an independent Audit Committee financial expert.

Annually, the Board evaluates its performance and that of its Committee, including the effectiveness of the Board’s Committee structure.

Risk Oversight

As a registered investment company, the Fund is subject to a variety of risks, including investment risks, financial risks, compliance risks, and operational risks. As part of its overall activities, the Board oversees the management of the Fund’s risk management structure by the Adviser, as well as by the Fund’s Chief Compliance Officer (“CCO”). The responsibility to manage the Fund’s risk management structure on a day-to-day basis is subsumed within the Adviser’s overall investment management responsibilities. The Adviser has its own, independent interest in risk management. The Adviser’s risk management program is part of the overall risk management program of John Hancock Life Insurance Company (U.S.A.).

5

The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board discharges risk oversight as part of its overall activities, with the assistance of its Audit Committee. In addressing issues regarding the Fund’s risk management between meetings, appropriate representatives of the Adviser communicate with the Chairman of the Board or the Fund’s CCO, who is directly accountable to the Board. As appropriate, the Trustees confer among themselves, with the Fund’s CCO, the Adviser, other service providers and external fund counsel to identify and review risk management issues that may be placed on the full Board’s agenda and/or that of the Audit Committee for review and discussion with management. The Board also may discuss particular risks that are not addressed in the Committee process. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.

The Audit Committee assists the Board in reviewing with the independent auditors, at various times throughout the year, matters relating to financial reporting matters. In addition, the Audit Committee oversees the process of the Fund’s valuation of its portfolio securities.

Ownership of Fund Securities

As of December 31, 2012, none of the Trustees owned any shares of the Fund, which is the only fund in the John Hancock Fund Complex overseen by the Trustee.

Compensation

The following table provides information regarding the compensation paid by the Fund and the other investment companies in the John Hancock Fund Complex to each Independent Trustee for his services during the fiscal year ended December 31, 2012. Each of the officers of the Fund who is an interested person of the Adviser, and/or its affiliates, is compensated by the Adviser and receives no compensation from the Fund for his or her services. In addition, the Non-Independent Trustee does not receive any compensation from the Fund for his services. The Fund, however, does pay the Adviser $35,000 per year for the services of the Fund’s Chief Compliance Officer.

Independent Trustee	Aggregate Compensation from the Fund(1)
Harlan D. Platt	$59,000
John A. Frabotta	$52,000

_________
(1) Neither Mr. Platt nor Mr. Frabotta serves as a Trustee of any other fund in the John Hancock Fund Complex. Accordingly, neither of them receives compensation from any other fund in the Complex.

Nominating Process

The Board has determined that, in light of the Fund’s particular circumstances, it is appropriate for the Fund not to have a nominating committee. Instead, the Board as a whole considers nominees to serve as Trustees of the Fund. In addition, because the Fund’s shares are owned by the Affiliated Funds and the Transfer Agent, the Board believes that it is appropriate for the Fund not to have a policy regarding Trustee candidates recommended by the Fund’s shareholders. Each of the Trustees was recommended by each of the other Trustees.

Legal Proceedings

There are no material pending legal proceedings to which any Trustee or affiliated person of such Trustee is a party adverse to the Fund or any of their affiliated persons or has a material interest adverse to the Fund or any of its affiliated persons. In addition, there have been no legal proceedings that are material to an evaluation of the ability or integrity of any Trustee or executive officer of the Fund within the past ten years.

6

Shareholders

Shares of the Fund are offered only to Affiliated Funds that are accredited investors. As of December 12, 2012, there were 516,326,204 outstanding shares of the Fund. As of that date, no single shareholder of the Fund owned of record or beneficially 5% or more of the Fund’s outstanding shares.

The Fund will furnish, without charge, a copy of its most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, please contact the Fund by calling 1-800-225-5291 (TDD — 1-800-554-6713) or by writing to the Fund at 101 Huntington Avenue, Boston, Massachusetts 02199-7603, Attn: Secretary.

Shareholders Sharing the Same Address

As permitted by law, only one copy of this Information Statement may be delivered to shareholders residing at the same address, unless such shareholders have notified the Fund of their desire to receive multiple copies of the shareholder reports and other materials that the Fund sends. If you would like to receive an additional copy, please contact the Fund by writing to John Hancock Signature Services, Inc., P.O. Box 55913, Boston, Massachusetts 02205-5913, Attn: Michael Heffernan, or by calling 1-800-225-5291. The Fund will then promptly deliver, upon request, a separate copy of this Information Statement to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Fund’s shareholder reports and other materials in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, also should send a request as indicated.

7